Exhibit (c) (8)

DRAFT

PROJECT HEAT DISCUSSION MATERIALS

April 27, 2013

PRIVILEGED AND CONFIDENTIAL

DRAFT

AGENDA

I. REVIEW OF APAX’S REVISED PROPOSAL

II. MARKET UPDATE

III. FINANCIAL ANALYSIS

APPENDIX

Confidential

DRAFT

I. REVIEW OF APAX’S REVISED PROPOSAL

DRAFT

REVIEW OF APAX'S REVISED PROPOSAL

TERM	DESCRIPTION
Date	• April 18, 2013
Transaction	• Acquisition of 100% of the outstanding common shares of Heat by Apax
Indicative Purchase Price	• $42.00 per share, implying premium of – 35% to April 26 closing price; 46% to 3 month weighted average closing price • Equity Value of $1,054mm(1) • Enterprise Value of $991mm(1), implying multiple of – 9.8x LTM EBITDA(2); 8.6x 2013E EBITDA(3)
Consideration	• 100% cash
Due Diligence & Other Conditions	• Proposal is subject to: – Completion of due diligence, including access to management, outside advisors and non-public information – Exclusivity period of 14 days – Negotiation and execution of definitive agreements with customary terms
Financing	• Combination of (i) debt financing underwritten by JPMorgan and Bank of America; (ii) equity underwritten by Apax; and (iii) Company's balance sheet cash • Full debt and equity commitment letters expected at execution of definitive documentation
Advisors	• Retained JPMorgan and Bank of America as financial advisors; Simpson Thacher and Richards, Layton and Finger as legal advisors; Kurt Salmon as commercial advisor; and PWC as accounting and tax advisor
Approvals	• Proposal approved by the Apax Approval Committee • Final transaction terms subject to approval by the Apax Investment Committee
Management	• Expect the current management team to remain in place • Would invite a discussion with management regarding a potential equity investment, at the appropriate time and with the special committee's approval
Other	• Proposed "customary go-shop" process of 35 days, subject to unlimited match rights for Apax • Termination fee of 1.25% of equity value during go-shop period (3.5% if post go-shop period), reverse termination fee of 5.5% of equity value • SKM funds will be making a separate investment decision with respect to the proposal generally, and specifically with respect to entering into a voting/support agreement • Apax would accept that SKM be obligated to vote its shares in favor of a superior proposal on the same pro rata basis as the votes with other shareholders • "Majority of minority" vote (excluding SKM shares) accepted if any superior proposal is also subject to the same additional "majority of minority" vote (excluding SKM shares)

Notes: Financial results for a stated year represent financials for the 12 month period ending January 31 of the following year
(1) Based on 23.5mm basic shares outstanding; approximately 0.7mm restricted stock units and dilutive effect of in-the-money stock options (1.665mm gross options outstanding) as of April 26, 2013
(2) Based on EBITDA of $101mm for the twelve month period ending February 2, 2013 derived from the most recent 10-K filing
(3) Based on LRP EBITDA estimate of $115mm for 2013E

PERELLA WEINBERG PARTNERS
Confidential
4

DRAFT

II. MARKET UPDATE

DRAFT

HEAT SHARE PRICE PERFORMACE SINCE SEPTEMBER 25

	Heat	S&P	Growth Teen	Other Teen	Mid-Cap Specialty	High Growth	Off-Price
Since Sept. 25	(0.5%)	9.8%	6.5%	8.4%	3.0%	3.1%	7.2%
Since Oct. 31	3.3%	12.0%	8.9%	16.0%	11.1%	5.0%	13.5%
Since Jan. 18	**2.1%**	**6.5%**	**30.0%**	**(5.9%)**	**5.3%**	**4.4%**	**9.3%**



$45.00
$40.00
$35.00
$30.00
$25.00
$20.00
Nov 8: $43.50 Counteroffer
43% premium to 11/7 price
Dec 1: $43.00 Counteroffer
50% premium to 11/30 price
Jan 22: $43.00 Counteroffer
41% premium to 1/21 price
APAX OFFERS
$38.00 – $39.00
21–24% premium to 9/24 price
$40.00
37% premium to 11/28 price
$40.50
41% premium to 11/30 price
$40.50
33% premium to 1/21 price
$42.00
42% premium to 4/17 price
Dec 1, 2012
Second valuation discussion with the Heat Special Committee
Dec 2, 2012
Apax verbal proposal at $40.50/share
Jan 22, 2013
Termination of discussions
Apr 18, 2013
Apax's updated proposal at $42.00/share
$31.11
Sept 25, 2012
Apax's initial proposal at $38.00-$39.00/share
Nov 2, 2012
First valuation discussion with the Heat Special Committee
Nov 29, 2012
Apax's revised proposal at $40.00/share
Jan 22, 2013
Third valuation discussion with the Heat Special Committee
9/25/12
10/25/12
11/24/12
12/24/12
1/23/13
2/22/13
3/24/13
4/26/13

Source: Factset market data as of April 26, 2013

PERELLA WEINBERG PARTNERS

Confidential
6

DRAFT

COMPARATIVE STOCK PRICE PERFORMANCE SINCE SEPTEMBER 25

Heat S&P 500 ANF ARO AEO ZUMZ TLYS XRT

Since Sept. 25 (0.5%) 9.8% 40.0% 1.5% (10.8%) 12.6% (17.7%) 16.5% Since Oct. 31 3.3% 12.0% 58.3% 16.3% (9.2%) 13.0% (8.9%) 17.2%

Since Jan. 18 2.1% 6.5% (2.7%) 0.7% (10.7%) 35.0% 8.2% 11.5%

45.0%

Sept 25, 2012 Nov 2, 2012

Apax’s initial

30.0% First valuation proposal at discussion with

$38.00-the Heat Special

$39.00/share

Committee

Dec 1, 2012

Second valuation

15.0% discussion with the Heat Special Committee

0.0%

(15.0%)

(30.0%) Nov 29, 2012

Apax’s revised proposal at

$40.00/share

(45.0%)

9/25/12 10/26/12 11/26/12 12/27/12

Source: Factset market data as of April 26, 2013

Dec 2, 2012

Apax verbal proposal at $40.50/share

Jan 22, 2013 Jan 22, 2013 Termination of Third valuation discussions discussion with the Heat Special Committee

Dec 24—31

Market concerns regarding macro environment / fiscal cliff

1/27/13

2/27/13

40.0% ANF

Apr 18, 2013

New Apax proposal at

$42.00/share

12.6% ZUMZ

9.8% S&P 500

1.5% ARO

(0.5%) Heat

(10.8%) AEO

(17.7%) TLYS

3/30/13 4/26/13

Confidential

DRAFT

COMPARATIVE STOCK PRICE AND P/E VALUTION PERFORMANCE OF SELECT PEERS

80% 20.0x

Nov 2, 2012 Dec 1, 2012 Dec 2, 2012 Apr 18, 2013 Sept 25, 2012

First valuation Second valuation Apax verbal proposal Jan 22, 2013 Apax’ updated Apax’ initial discussion with discussion with the at $40.50/share Termination of proposal at proposal at $38.00-the Heat Special Heat Special discussions $42.00/share

$39.00/share

Committee Committee Jan 22, 2013

Third valuation 15.2x

15.2x discussion with the

40% 15.0x

Heat Special Committee

Indexed

Stock 2013E P/E Performance Multiple

(0.5%)

0% 10.0x

(6.7%)

Nov 29, 2012 Dec 24—31

Apax’ revised Market concerns

proposal at regarding macro

$40.00/share environment / fiscal cliff

(40%) 5.0x

9/25/12 10/26/12 11/26/12 12/27/12 1/27/13 2/27/13 3/30/13 4/26/13

(1) (2) (2)

(1)

Composite Stock Performance Heat Stock Performance Heat Stock Performance Heat P / NTM EPS

Source: Factset as of April 26, 2013

Notes: (1) Composite index is based on 50% American Eagle, 25% Tilly’s and 25% Zumiez

(2) Rolling P/E based on next twelve month projected earnings based on IBES consensus estimates

Confidential 8

DRAFT

WALL STREET RESEARCH PERSPECTIVES ON THE TEEN SECTOR

% OF 52- MEDIAN PREMIUM RECOMMENDATIONS P/E

SHARE WEEK TARGET TO NUMBER OF

COMPANY PRICE HIGH PRICE CURRENT ANALYSTS BUY HOLD SELL 2013E 2014E

HEAT $31.11 92% $33.00 6% 6 83% 17% 0% 15.2x 12.5x

TEEN PEERS

48.41 90% 52.00 7% 25 44% 52% 4% 14.0x 12.1x

18.96 79% 25.00 32% 22 59% 36% 5% 12.5x 11.2x

13.90 60% 15.00 8% 23 35% 57% 9% 26.2x 18.4x

28.60 68% 26.50 (7%) 15 27% 73% 0% 17.2x 14.9x

14.71 75% 14.50 (1%) 8 75% 25% 0% 18.5x 16.4x

Median

75%

7%

44%

52%

4%

17.2x

14.9x

Source: Factset as of 4/26/13, Bloomberg, Wall Street Research

Notes: Financial results for a stated year represent financials for the 12 month period ending January 31 of the following year

Confidential 9

DRAFT

EQUITY RESEARCH PRICE TARGETS

The median analyst price target for Heat suggests 6.1% upside to current trading levels. The majority of the companies covered by the analysts who cover Heat are mature retail companies vs. high growth operators, which is the same case for another high growth company, Lululemon

CURRENT RECOMMENDATION



Hold
17%
Buy
83%



$40.00
$36.00
$35.00
$33.00
$32.00
$31.00
Median Price Target: $33.0
Current Price: $31.1

	Jefferies	PiperJaffray	Bank of America Merrill Lynch	J.P.Morgan	Janney	Avondale Partners
Date	16-Apr-13	27-Mar-13	17-Apr-13	17-Apr-13	12-Apr-13	22-Mar-13
Recommendation	Buy	Buy	Buy	Buy	Buy	Hold

Source: Wall Street Research
Notes: Market Data as of April 26, 2013

Perella Weinberg Partners
Confidential
10

DRAFT

EVOLUTION OF QUARTERLY COMP STORE SALES

In the first two quarters following its IPO, Heat posted comp store sales levels consistent with high growth peers

Since August 2010, the Company experienced a deceleration in comp store sales

EVOLUTION OF COMP STORE SALES

Q4 09 Q1 10 Q2 10 Q3 10 Q4 10 Q1 11 Q2 11 Q3 11 Q4 11 Q1 12 Q2 12 Q3 12 Q4 12

LULU 29.0% 35.0% 31.0% 29.0% 28.0% 19.0% 25.0% 18.0% 26.0% 24.0% 13.0% 18.0% 10.0%

HIGH- ZUMZ (1.8%) 9.1% 9.3% 14.4% 13.0% 12.6% 7.5% 6.0% 9.7% 12.9% 9.5% 3.7% (1.0%)

GROWTH

TEEN TLYS NA NA NA NA NA 18.2% 15.2% NA NA 4.3% 5.1% 1.9% (0.9%)

ARO 9.0% 8.0% 4.0% 0.0% (3.0%) (7.0%) (12.0%) (9.0%) (9.0%) 2.0% (1.0%) (2.0%) (9.0%)

OTHER

TEEN ANF (13.0%) 1.0% 5.0% 7.0% 13.0% 10.0% 9.0% 7.0% NA (5.0%) (10.0%) (3.0%) (4.0%)

PEERS

AEO (16.0%) 5.0% (1.0%) 1.0% (7.0%) (8.0%) 11.0% 5.0% 10.0% 17.0% 9.0% 10.0% 4.0%

High-Growth

(0.9%) 4.6% 4.7% 7.2% 13.0% 15.4% 11.4% 6.0% 9.7% 8.6% 7.3% 2.8% (1.0%)

Teen Peers MEDIAN

Other Teen

(13.0%) 5.0% 4.0% 1.0% (3.0%) (7.0%) 9.0% 5.0% NA 2.0% (1.0%) (2.0%) (4.0%)

Peers

HEAT 9.0% 7.7% (1.6%) 1.8% 1.5% 5.2% (0.3%) 0.0% (2.2%) 1.7% 0.5% 0.2% 0.7%

Source: Company Filings

Note: Aeropostale comp sales growth results excluding the impact of e-commerce sales

Confidential

DRAFT

III. FINANCIAL ANALYSIS

DRAFT

COMPARISON OF CURRENT LRP vs. NOVEMBER LRP

SALES | EBITDA | U.S. STORES | CANADA STORES | YOY COMP GROWTH



($ in BN)
$1.03 $1.05
$1.21 $1.23
$1.39 $1.44
$1.60 $1.67
$1.84 $1.90
2013E 2014E 2015E 2016E 2017E
($ in mm)
$115 $124
$153 $152
$182 $187
$214 $226
$252 $265
2013E 2014E 2015E 2016E 2017E
998 989
1,116 1,102
1,234 1,215
1,352 1,328
1,470 1,441
2013E 2014E 2015E 2016E 2017E
15
45
15 85
45 85
2013E 2014E 2015E 2016E 2017E
2.3% 3.0%
3.0% 3.0%
3.0% 3.0%
3.0% 3.0%
3.0% 3.0%
2013E 2014E 2015E 2016E 2017E
Current Budget
November Budget

- Management has updated the LRP to reflect actual FY2012 and Q1 FY2013 results, as well as changes to strategic initiatives since the last LRP was prepared in November, 2012
- Principal drivers of differences in the old vs. new LRP include (+/- in parentheses represents cumulative cash flow impact over LRP period):
  - FY2013 forecasts updated to reflect poorer than budgeted FY2012 and Q1 FY2013 results. Subsequent years "re-based" off lower starting point (-).
  - US store openings increased from 120/year to 125/year (+)
  - Canada initiative postponed by two years with the effect that capex, sales and earnings of those stores are also deferred (-)
  - E-commerce initiative commenced in FY2013 rather than FY2014 (-)
  - Stock compensation expense reduced due to shift to cliff vesting (+)
  - Capital expenditures increased $7mm during LRP period due to net effect of additional US stores, higher assumed e-comm and per store capex requirements, partially offset by reduced capex for Canada stores and other adjustments. (-)
- The decision to postpone the Canada initiative in order to allow management to focus on the e-commerce initiative as well as other initiatives such as Rue Man and plus-sizes (such other initiatives not reflected in the revised LRP) has the effect of reducing the DCF and LBO values from what they would have been with Canada on its original roll-out schedule. Although these other initiates are still in the very early / formative stages of development and so management feels they are too speculative to include in the model, management does believe these other initiatives may present significant opportunities for the company

Source: Company management, IBES consensus estimates, Factset
Notes: Financial results for a stated year represent financials for the 12 month period ending January 31 of the following year. Chart scales are adjusted to show variability of various financial metrics

PERELLA WEINBERG PARTNERS

Confidential 13

DRAFT

SUMMARY OF THE LRP PREPARED BY MANAGEMENT

The LRP forecast was REVENUES recently updated by management and shows CAGR $1,838 continued topline 2010-2011 19.8% $1,599 growth and margin 2012-2015 15.6%

$1,394

expansion, driving 2015-2017 14.8% $1,211 20%+ EPS growth $1,030

$902 $760 $635

2010A 2011A 2012A 2013E 2014E 2015E 2016E 2017E

EBITDA

Avg. Margin $252

2010-2011 11.5% $214

2012-2015 12.0% $182

2015-2017 13.4% $153

$115

$89 $101

13% 14%

$72 13% 13% 12% 11% 11% 11%

2010A 2011A 2012A 2013E 2014E 2015E 2016E 2017E

GROSS MARGIN

Avg. Margin

2010-2011 37.3% 2012-2015 38.7% 2015-2017 39.3%

38.8% 39.1% 39.3% 39.4%

38.3% 38.4%

37.7%

37.0%

2010A 2011A 2012A 2013E 2014E 2015E 2016E 2017E

EPS

CAGR $4.99

2010-2011 28.5%

2012-2015 24.7% $4.07 2015-2017 20.9% $3.41

$2.79

$1.98 $1.76 $1.55 $1.21

2010A 2011A 2012A 2013E 2014E 2015E 2016E 2017E

Source: Management’s Long Range Plan. Financial results for a stated year represent financials for the 12 month period ending January 31 of the following year

Confidential 14

DRAFT

COMPARISON OF CURRENT LRP & CONSENSUS ESTIMATES

FINANCIAL PROJECTIONS FOR 1Q2013 FINANCIAL PROJECTIONS FOR FY2013(1) FINANCIAL PROJECTIONS FOR FY2014(1)

$227 $1,030 $1,211 Sales Sales Sales $235 $1,030 $1,151

$90 $396 $469 Gross Profit Gross Profit Gross Profit

$92 $400 $456

$26 $115 $153 EBITDA EBITDA EBITDA

$28 $117 $136

$17 $75 $106 EBIT EBIT EBIT

$19 $79 $95

$11 $48 $68 Net Income Net Income Net Income

$12 $50 $60

$0.44 $1.98 $2.79 Diluted EPS Diluted EPS Diluted EPS $0.48 $2.05 $2.50

Current LRP Median Consensus

Source: Company Management, Factset

Notes: (1) Financial results for a stated year represent financials for the 12 month period ending January 31 of the following year. Chart scales are adjusted to show variability of various financial metrics

Confidential 15

DRAFT

SUMMARY OF FINANCIAL ANALYSIS – CURRENT

(US$ per share)

Trading Range

Analyst Estimates

Trading

Valuation

DCF (excl. synergies)

Precedent Transactions Valuation Precedent Premiums M& A

LBO

Apax Proposal : $42.00 Current Price: $31.11 (35% premium to price on

52-Week Range 4/26, 42% premium to price

As of 4/26/13 $23.85 $33.65on 4/17) Target Price Range $35.50 Discounted to 04/26/2013, at 13.0% Cost of Equity) $27.75

January 18 Multiple Range

5.3x – 6.0x

5.3x—6.7x EV / 2013E EBITDA multiple $27.25 $33.75

4.7x—6.1x EV / 2014E EBITDA multiple $31.75 $39.50

12.5x—17.9x Price / 2013 EPS multiple $24.75 $35.50 13.4x – 13.7x

11.2x—15.6x Price / 2014E EPS multiple $31.25 $43.50

Terminal Multiple: 5.0x 6.0x 6.0x 7.0x WACC: 12.00%—14.00% $37.25 $45.75 Terminal Multiple: 5.0x—6.0x LTM EBITDA $42.50 $51.50

8.0x—10.0x EV / LTM EBITDA multiple $35.00 $43.00

20.0%—30.0% Premium to Current $37.25 $40.50

20.0%—30.0% Premium to Pre-Offer (4/17) Price $35.50 $38.50

IRR Range: 17.5%—22.5% $36.25 $43.75 Terminal Multiple: 5.0x—6.0x LTM EBITDA

Source: Management’s Current Long Range Plan $15.00 $20.00 $25.00 $30.00 $35.00 $40.00 $45.00 $50.00 $55.00

Notes: Values and market data as of April 26, 2013, rounded to the nearest 25 cents. Financial results for a stated year represent financials for the 12 month period ending January 31 of the following year. Based on 23.5mm basic shares outstanding; approximately 0.7mm restricted stock units and dilutive effect of in-the-money stock options (1.665mm gross options outstanding) as of April 26, 2013. Future values discounted to April 26, 2013. For DCF, blue bar represents value range based on reference exit multiple range of 5.0x -

6.0x; red line represents the DCF value that would result using an illustrative 6.0x -7.0x exit multiple range

Confidential 16

DRAFT

SUMMARY OF FINANCIAL ANALYSIS – AS OF 1/18/13

(US$ per share)

Trading

Range

Analyst Estimates

Trading

Valuation

DCF (excl. synergies)

Precedent Transactions Valuation Precedent Premiums M& A

LBO

Current Price: $30.46Apax Proposal :

$40.50

52-Week Range $23.85 $33.65 As of 1/18/13

Target Price Range $27.00 $40.25 (Discounted to 01/18/2013, at 13.0% Cost of Equity)

December 1 Multiple Range

6.0x—6.7x EV / 2012E EBITDA multiple $27.25 $30.00

5.9x – 6.6x

5.3x—6.0x EV / 2013E EBITDA multiple $28.25 $31.75 5.1x – 5.9x

14.8x—15.2x Price / 2012E EPS multiple $27.00 $27.75 14.9x – 15.1x

13.4x—13.7x Price / 2013E EPS multiple $29.00 $29.50 12.9x – 13.6x Terminal Multiple: 5.0x 6.0x 6.0x 7.0x WACC: 12.00%—14.00%

$39.50 $48.25 Terminal Multiple: 5.0x—6.0x LTM EBITDA

$44.75 $54.00 8.0x—10.0x EV / LTM EBITDA multiple $33.00 $40.50

20.0%-30.0% Premium to Current $36.50 $39.50

IRR Range: 17.5%—22.5% $38.50 $46.50 Terminal Multiple: 5.0x—6.0x LTM EBITDA

Source: Management’s November Long Range Plan $15.00 $20.00 $25.00 $30.00 $35.00 $40.00 $45.00 $50.00 $55.00

Notes: Values and market data as of January 18, 2013, rounded to the nearest 25 cents. Financial results for a stated year represent financials for the 12 month period ending January 31 of the following year. Based on 23.8mm basic shares outstanding; approximately 0.5mm restricted stock units and dilutive effect of in-the-money stock options (1.58mm gross options outstanding) as of October 27, 2012. Future values discounted to January 18, 2013. For DCF, blue bar represents value range based on reference exit multiple range of

5.0x—6.0x; red line represents the DCF value that would result using an illustrative 6.0x -7.0x exit multiple range

Confidential

DRAFT

ILLUSTRATIVE SHARE PRICE TRAJECTORY – CURRENT

(US$ per share)

If Heat retains its current P/E multiple and achieves its earnings forecast, its stock price will exceed the Apax offer after approximately January 2014

If Heat's multiple increases to the midpoint of the reference range, the (red) line shows the pro forma stock price

Based on Price / NTM EPS Multiple of 14.4x / 14.7x

At 14.4x NTM Multiple	
Share Price CAGR (1)	
Jan '14 - Jan '15	26.5%
Jan '15 - Jan '16	23.3%

At 14.7x NTM Multiple	
Share Price CAGR (1)	
Jan '14 - Jan '15	26.4%
Jan '15 - Jan '16	23.2%



$75
$50
$25
$0
Current
(4/26/2013)
$42.49
$41.61
$53.71
$52.64
$66.15
$64.87
Future Value at 14.4x NTM EPS (Current NTM Multiple)
Future Value at 14.7x NTM EPS (Midpoint of NTM P/E reference range)
Jan-11
Jan-12
Jan-13
Jan-14
Jan-15
Jan-16

Source: FactSet, Management's Current Long Range Plan
Notes: Financial results for a stated year represent financials for the 12 month period ending January 31 of the following year. Analysis based on assumed share buybacks using the available excess cumulative cash of $177mm generated between FY2014-FY2016. Share buybacks assumed at 5% premium to estimated share prices at the end of fiscal years 2014, 2015 and 2016, based on applying the respective NTM P/E ratio to estimated earnings per share (pro forma for share buybacks) in the future periods.
(1) Based on estimated future share prices

PERELLA WEINBERG PARTNERS
Confidential
18

DRAFT

ILLUSTRATIVE SHARE PRICE TRAJECTORY – AS OF 1/18/13

(US$ per share)

If Heat retains its current P/E multiple and achieves its earnings forecast, its stock price will exceed the Apax offer after about a year

If Heat's multiple increases to the midpoint of the reference range, the (red) line shows the pro forma stock price

Based on Price / NTM EPS Multiple of 13.6x / 14.1x

At 14.1x NTM Multiple	
Share Price CAGR [1]	
Jan '13 - Jan '14	28.0%
Jan '14 - Jan '15	31.5%
Jan '15 - Jan '16	28.1%

At 13.6x NTM Multiple	
Share Price CAGR [1]	
Jan '13 - Jan '14	28.1%
Jan '14 - Jan '15	31.7%
Jan '15 - Jan '16	28.3%



$75
$50
$25
$0
Jan-11
Jan-12
Jan-13
Jan-14
Jan-15
Jan-16
$31.44
$30.38
$40.25
$38.93
$52.93
$51.27
$67.82
$65.78
Future Value at 14.1x NTM EPS (Current NTM Multiple)
Future Value at 13.6x NTM EPS (Midpoint of NTM P/E reference range)

Source: FactSet, Management's November Long Range Plan

Notes: Financial results for a stated year represent financials for the 12 month period ending January 31 of the following year. Analysis based on assumed share buybacks using the available excess cumulative cash of $142mm generated between FY2013-FY2015. Share buybacks assumed at 5% premium to estimated share prices at the end of fiscal years 2013, 2014 and 2015, based on applying the respective NTM P/E ratio to estimated earnings per share (pro forma for share buybacks) in the future periods.

(1) Based on estimated future share prices

PERELLA WEINBERG PARTNERS

Confidential

19

DRAFT

PUBLIC TRADING COMPARABLES

EV / 2013E EBITDA

Other Teen Peers 18.5x

17.0x Median 13.0x

Growth Teen Peers 13.6x

12.8x 12.7x12.1x Median 8.9x

12.4x

Median 6.6x

Mid-Cap Specialty Peers Median 6.7x 10.1x Median 6.9x

Median 5.3x 9.2x 9.4x 8.9x 7.2x 7.4x 8.8x 7.3x

Large-Cap Specialty Peers 6.4x 6.3x 6.9x 6.7x

6.0x 5.8x 6.3x 6.1x 5.6x 5.3x 4.9x 5.0x 4.9x 4.6x 4.2x

High Growth Peers

NA NA

Off Price Peers . .

Heat Seal MaleIncInc Ann TJX Bank Eagle Topic TUMI Fossil Stores ASNA

Tilly’s Trends A CATO BEBE Brands Buckle Chico’s Armour Bradley Zumiez Sunwear Gap Wet Outfitters Aeropostale American Abercrombie Christopher Casual Hot Destination Citi Jos Pacific Limited Guess? Under Lululemon Francesca’s Vera Ross Urban • from Jan 18 0.1 1.5 (0.7) (0.5) 1.9 1.1 7.1 (16.0) 5.9 1.6 (0.2) 0.8 0.3 0.2 NA NA (0.6) 0.5 0.7 0.7 1.0 (0.1) (0.3) 3.3 3.5 (1.2) (0.4) (1.0) (0.3) 0.6 0.9 0.2

•• •• •• • • •• • ••• •• • •••• •• •• •••• •••

P / 2013E EPS

37.7x 37.4x Median 24.2x

Median 17.9x Median 16.9x Median 26.2x 14.0x Median 13.3x Median 14.5x

25.8x

24.3x

21.7x 22.5x

18.5x

17.2x 16.2x 17.3x 16.9x

15.2x 13.4x 13.3x 15.1x 15.5x

14.0x 13.0x 14.5x 14.3x 13.0x

12.5x 13.5x12 .7x 12.1x

NM NM NM NM NM NM

at le ie le ‘s z ic nk n O E al er le s ar rs ds c . ‘s c . le n n ur I ‘s sil ey X s A B In In An TJ He Ba Se Ma Eag Top Fos Store ASN

Tilly’ A CAT BE Trend Bran Chico Buck Armo TUM Bradl Zumie Sunwe Gap Wet Outfitte Aeroposta Abercromb American Hot Jos Destinatio Christoph Casual Citi Pacific Limited Guess? Lululemo Under Francesca Vera Ross Urban

1.1 10.5 (0.2) (0.9) 4.3 4.0 4.2 2.1 (0.7) 1.3 NA NA NA NA NA NA (0.3) 1.8 3.9 0.1 1.5 0.6 0.5 8.3 7.0 (1.3) (0.4) (1.3) (0.2) 1.4 2.0 1.1

• from Jan 18

•• •• •• • • • • • ••••• • • ••••• •• •••• •••

Source: Company Filings, Factset market data as of April 26, 2013

Note: Financial results for a stated year represent financials for the 12 month period ending January 31 of the following year

Confidential 20

DRAFT

PUBLIC TRADING COMPARABLES



Other Teen Peers
Growth Teen Peers
Mid-Cap Specialty Peers
Large-Cap Specialty Peers
High Growth Peers
Off Price Peers

EV / 2014E EBITDA



5.2x
Heat
Median 4.7x
5.4x 4.7x 4.5x
Aeropostale
American Eagle
Abercrombie
Median 6.1x
6.6x 5.5x
Zumiez
Tilly's
Median 7.4x
9.9x 9.8x 8.5x 8.4x 6.4x 5.5x 5.0x 4.1x NA NA
Casual Male
Pacific Sunwear
BEBE
Christopher
Hot Topic
Wet Seal
Jos A Bank
Citi Trends
CATO
Destination
Median 6.5x
8.8x 8.1x 7.0x 6.5x 5.6x 5.4x 3.7x
Urban Outfitters
Limited Brands
Buckle
Gap Inc.
Guess? Inc.
Chico's
Ann
Median 10.7x
14.9x 13.1x 11.3x 10.0x 8.3x 6.2x
Under Armour
Lululemon
TUMI
Francesca's
Fossil
Vera Bradley
Median 8.2x
8.6x 8.2x 5.0x
TJX
Ross Stores
ASNA

P / 2014E EPS



12.5x
Heat
Median 12.1x
18.4x 12.1x 11.2x
Aeropostale
Abercrombie
American Eagle
Median 15.6x
16.4x 14.9x
Tilly's
Zumiez
Median 20.3x
44.9x 35.0x 20.5x 20.4x 20.1x 12.6x 12.2x 12.0x NM NM
Citi Trends
Casual Male
Hot Topic
Wet Seal
Christopher
Jos A Bank
CATO
Destination
BEBE
Pacific Sunwear
Median 12.9x
18.4x 14.4x 13.6x 12.9x 12.9x 12.6x 11.0x
Urban Outfitters
Limited Brands
Guess? Inc.
Gap Inc.
Buckle
Chico's
Ann
Median 19.8x
29.6x 28.9x 21.3x 18.3x 13.5x 10.5x
Under Armour
Lululemon
TUMI
Francesca's
Fossil
Vera Bradley
Median 15.0x
15.4x 15.0x 10.4x
TJX
Ross Stores
ASNA

Source: Company Filings, Factset market data as of April 26, 2013

Note: Financial results for a stated year represent financials for the 12 month period ending January 31 of the following year

Perella Weinberg Partners

Confidential 21

DRAFT

PREMIUMS PAID ANALYSIS; US TARGETS, 2002—PRESENT

GO-PRIVATE TRANSACTIONS ALL TRANSACTIONS

(DEAL VALUE GREATER THAN $100 MM) (DEAL VALUE BETWEEN $500—$1,500 MM)

40.3%

40% 40%

37.3% 36.0%

35.5% 35.3%

33.8%

30% 30%

25.2%

24.3%

22.7% 22.9%

19.9% 21.3%

20% 20%

10% 12.2% 10%

11.2% 11.2% 9.1% 9.2%

7.3%

0% 0%

1-Day 1-Week 1-Month 1-Day 1-Week 1-Month

Range from 1st to 3rd Quartile Median

Source: Dealogic, Capital IQ

Confidential 22

DRAFT

RELEVANT SECTOR TRANSACTIONS

($ in millions)

SPECIALTY BRANDED APPAREL & ACCESSORIES - EV / LTM EBITDA


Median: 7.9x
10.8x
8.8x
8.6x
8.1x
8.1x
7.9x
7.9x
7.9x
7.8x
7.2x
6.6x
5.6x

	Charming Shoppes / Ascena	Linens n Things / Apollo	J.Crew / TPG/LGP	Collective / Wolverine	Maurice's / Ascena	Claire's / Apollo	Tommy Hilfiger / Apax	Tommy Hilfiger / V. Heusen	Deb Shops / Lee Equity	Burlington Coat / Bain	Charlotte Russe / Advent	Tween Brands / Ascena
Date	2-May-12	8-Nov-05	22-Nov-10	1-May-12	17-Nov-04	20-Mar-07	23-Dec-05	15-Mar-10	26-Jul-07	18-Jan-06	24-Aug-09	24-Jun-09
Transaction Size	$877	$1,305	$2,694	$1,818	$316	$2,581	$1,547	$3,136	$259	$1,958	$312	$237
Premium to Unaffected Price	21.7%	16.7%	37.3%	10.6%	n/a	18.0%	5.0%	-	2.1%	14.1%	24.1%	45.3%
S&P 500 P/NTM EPS Multiple	12.7x	14.9x	12.8x	12.7x	16.7x	15.1x	15.3x	14.0x	15.0x	15.4x	14.9x	13.7x

OTHER RETAIL – EV / LTM EBITDA


Median: 8.9x
14.1x
12.2x
11.2x
10.2x
9.4x
8.9x
8.7x
8.5x
8.2x
8.2x
8.1x

	Barney's / Istithmar	Michaels Stores / Consortium	Kenneth Cole / Kenneth Cole and Investor Group	Neiman Marcus / Consortium	Toys R Us / Consortium	May / Federated	Petco / Consortium	PF Chang / Centerbridge Partners	Gymboree / Bain	JoAnn Stores / LGP	Barney's / Jones
Date	22-Jun-07	30-Jun-06	24-Feb-12	1-May-05	17-Mar-05	27-Feb-05	13-Jul-06	1-May-12	11-Oct-10	23-Dec-10	10-Nov-04
Transaction Size	$942	$5,604	$244	$4,981	$6,213	$17,260	$1,819	$1,052	$1,761	$1,696	$400
Premium to Unaffected Price	-	13.2%	24.0%	9.6%	22.8%	5.9%	55.2%	30.3%	71.5%	33.7%	n/a
S&P 500 P/NTM EPS Multiple	15.4x	14.3x	12.7x	15.3x	16.0x	16.4x	13.9x	12.7x	12.6x	13.2x	16.6x

Source: Company filings, Wall Street research

PERELLA WEINBERG PARTNERS
Confidential
23

DRAFT

APPENDIX

DRAFT

ANALYSIS AT VARIOUS PRICES

($ in millions, except per share data) Pre-Offer

Current (4/17) Price Illustrative Range

Share Price $31.11 $29.59 $38.00 $39.00 $40.00 $41.00 $42.00 $43.00 $44.00 $45.00 $46.00

Implied Premium / (Discount) to Current 22.1% 25.4% 28.6% 31.8% 35.0% 38.2% 41.4% 44.6% 47.9% Implied Premium/Discount to Pre-Offer (4/17) Price 28.4% 31.8% 35.2% 38.6% 41.9% 45.3% 48.7% 52.1% 55.5%

Implied Premium / (Discount)

52-Week High $33.65 13% 16% 19% 22% 25% 28% 31% 34% 37%

52 Week Low 23.85 59% 64% 68% 72% 76% 80% 84% 89% 93%

Implied Equity Value $772 $732 $950 $976 $1,002 $1,028 $1,054 $1,080 $1,106 $1,132 $1,158

Plus Debt 0 0 0 0 0 0 0 0 0 0 0 Less Cash and Equivalents (64) (64) (64) (64) (64) (64) (64) (64) (64) (64) (64)

Implied Enterprise Value $708 $669 $887 $913 $939 $965 $991 $1,016 $1,042 $1,068 $1,094

Valuation Multiples Metric

EV/2013E Revenue $1,030 0.7x 0.6x 0.9x 0.9x 0.9x 0.9x 1.0x 1.0x 1.0x 1.0x 1.1x EV/2014E Revenue $1,211 0.6x 0.6x 0.7x 0.8x 0.8x 0.8x 0.8x 0.8x 0.9x 0.9x 0.9x

EV/LTM EBITDA $101 7.0x 6.6x 8.7x 9.0x 9.3x 9.5x 9.8x 10.0x 10.3x 10.5x 10.8x LRP EV/2013E EBITDA 115 6.1 5.8 7.7 7.9 8.1 8.4 8.6 8.8 9.0 9.3 9.5 EV/2014E EBITDA 153 4.6 4.4 5.8 6.0 6.1 6.3 6.5 6.6 6.8 7.0 7.1

Price/2013E EPS $1.98 15.7x 14.9x 19.2x 19.7x 20.2x 20.7x 21.2x 21.7x 22.2x 22.7x 23.2x Price/2014E EPS 2.79 11.2 10.6 13.6 14.0 14.3 14.7 15.1 15.4 15.8 16.1 16.5

EV/2013E Revenue $1,030 0.7x 0.6x 0.9x 0.9x 0.9x 0.9x 1.0x 1.0x 1.0x 1.0x 1.1x EV/2014E Revenue $1,150 0.6x 0.6x 0.8x 0.8x 0.8x 0.8x 0.9x 0.9x 0.9x 0.9x 1.0x

S SUS

EV/2013E EBITDA $117 6.0x 5.7x 7.6x 7.8x 8.0x 8.2x 8.4x 8.7x 8.9x 9.1x 9.3x I/B/E/ CONSEN EV/2014E EBITDA $136 5.2x 4.9x 6.5x 6.7x 6.9x 7.1x 7.3x 7.5x 7.7x 7.9x 8.1x Price/2013E EPS $2.04 15.2x 14.5x 18.6x 19.1x 19.6x 20.1x 20.5x 21.0x 21.5x 22.0x 22.5x Price/2014E EPS $2.49 12.5x 11.9x 15.2x 15.6x 16.0x 16.4x 16.9x 17.3x 17.7x 18.1x 18.5x

Source: Company filings, FactSet; Data as of April 26, 2013

Notes: Financial results for a stated year represent financials for the 12 month period ending January 31 of the following year

Confidential 25

DRAFT

DISCOUNTED CASH FLOW ANALYSIS

(US$ in MM, except per share amounts) 2H Fiscal Year of Terminal 2013E 2014E 2015E 2016E 2017E Year UNLEVERED FREE CASH FLOWS

Total Revenue $901.9 $553 $1,211 $1,394 $1,599 $1,838 $1,838 EBITDA 60 153 182 214 252 252 Depreciation & Amortization (21) (47) (52) (58) (62) EBIT $38 $106 $130 $155 $191 Less: Taxes ($14) ($39) ($47) ($57) ($70) NOPAT $24 $68 $83 $99 $121 Plus: Depreciation & Amortization $21 $47 $52 $58 $62 Less: Capital Expenditures (34) (62) (71) (72) (71) Less: (Increase) / Decrease in Working Capital 3 1 (10) (13) (16) Less: Other Cash Flows (1)

25 6 12 13 15

Unlevered Free Cash Flow $39 $60 $66 $84 $110

DISCOUNTED FREE CASH FLOWS

Unlevered Free Cash Flows $39 $60 $66 $84 $110

Terminal Value (Assuming a 5.5x Exit Multiple) $1,389 Total Free Cash Flows $39 $60 $66 $84 $110 $1,389 Weighted Average Cost of Capital (WACC) 13.0% 13.0% 13.0% 13.0% 13.0% 13.0% Discount Period 0.25 1.25 2.25 3.25 4.25 4.50 Discount Factor 0.97 0.86 0.76 0.67 0.59 0.58

Discounted Free Cash Flows $38 $51 $50 $57 $66 $801

EQUITY VALUE PER SHARE IMPLIED PERPETUITY GROWTH RATE

Terminal LTM EBITDA Multiple Terminal LTM EBITDA Multiple WACC 5.00x 5.50x 6.00x 6.50x 7.00x WACC 5.00x 5.50x 6.00x 6.50x 7.00x

12.0% $40.09 $42.93 $45.77 $48.61 $51.45 12.0% 4.3% 5.0% 5.5% 6.0% 6.4%

13.0% 38.67 41.39 44.11 46.83 49.55 13.0% 5.2% 5.9% 6.5% 6.9% 7.4%

14.0% 37.32 39.93 42.53 45.14 47.75 14.0% 6.2% 6.8% 7.4% 7.9% 8.3%

Source: Management’s Long Range Plan

Notes: Financial results for a stated year represent financials for the 12 month period ending January 31 of the following year. Mid-year convention is applied. Stock based compensation expense is not added back for unlevered free cash flows in order to capture the value of management compensation. Future values discounted to April 26, 2013.

(1) Based on change in Other Current Assets, Deferred Rent and Deferred Tax Liabilities

Confidential 26

DRAFT

LEVERAGED BUYOUT ANALYSIS

(US$ in MM, except per share amounts)

TRANSACTION SUMMARY

- Acquisition at $41.03, at 31.9% premium to the stock price of $31.11 on 4/26/2013
  - Price representing the 20.0% IRR, midpoint of LBO valuation range
- Total leverage of 5.0x LTM EBITDA (6.2x EBITDAR)
  - 3.0x Term Loan at LIBOR + 500 bps
  - 2.0x Subordinated Debt at 10.0%
- Assumes a "management promote" equivalent to 7.5% of incremental equity value created
- Assumes minimum cash requirement of $25 million
- Transaction date as of 7/31/2013

SOURCES AND USES

USES OF FUNDS	Value ($MM)	% of Total
Purchase Equity	$1,029	97.4%
Transaction Expenses	16	1.5%
Deferred Financing Fees	11	1.1%
Total Uses	$1,056	100.0%

SOURCES OF FUNDS	Multiple of LTM EBITDA	Value ($MM)	% of Total
Excess Cash		$11	1.0%
Term Loan	3.0x	304	28.8%
Subordinate Debt	2.0x	203	19.2%
Sponsor Equity		538	50.9%
Total Sources		$1,056	100.0%

PURCHASE PRICE SUMMARY

		Current	Offer
Price per Share		$31.11	$41.03
Premium over Current Price			*31.9%*
Market Value of Equity		**$772**	**$1,029**
Less: Net Cash		(64)	(36)
Enterprise Value		**$708**	**$993**
EV/EBITDA	Metric		
LTM	$101	7.0x	9.8x
2013E	115	6.1	8.6
2014E	153	4.6	6.5
Price/Earnings			
2013E	$1.98	15.7x	20.7x
2014E	2.79	11.2	14.7

ILLUSTRATIVE RETURNS SENSITIVITY

PRICE (1)

Entry Price (3)	Implied Premium	2012E Multiple	Trailing Exit Multiple 5.0x	5.5x	6.0x
$34.89	15.8%	8.5x	25%	27%	30%
$37.31	23.9%	9.2x	21%	23%	26%
$39.73	31.9%	9.8x	17%	20%	22%
$42.15	39.9%	10.4x	14%	17%	19%
$44.58	48.0%	11.1x	12%	14%	17%

LEVERAGE (2)

Entry Price (3)	Implied Premium	2012E Multiple	Leverage (EBITDA/EBITDAR Mult.) 4.5x/5.9x	5.0x/6.2x	5.5x/6.5x
$34.89	15.8%	8.5x	26%	27%	30%
$37.31	23.9%	9.2x	22%	23%	25%
$39.73	31.9%	9.8x	19%	20%	21%
$42.15	39.9%	10.4x	16%	17%	18%
$44.58	48.0%	11.1x	14%	14%	15%

Source: Management's Long Range Plan

Notes: Financial results for a stated year represent financials for the 12 month period ending January 31 of the following year. IRR valuation range as of April 26, 2013
(1) Assuming 5.0x leverage (2) Assuming 5.5x exit multiple (3) Based on values discounted to April 26, 2013, midpoint representing 20% IRR

Perella Weinberg Partners
Confidential
27

DRAFT

REVENUE BRIDGE BASED ON THE LRP

Growth in the LRP is COMPARABLE STORE

NEW STORE OPENINGS E-COMMERCE REVENUES SALES ASSUMPTIONS

based on:

– 3% comp store sales

125 125 125 125 125 125 % of revenues:

assumption 120 5.4%

3.0% 3.0% 3.0% 3.0%

– Continued expansion $99 in the number of 2.3% units in the US $61 (consistent with current levels) $36

0.7% 30

– Delayed expansion 0.4% $19

15

in Canada $4

– Launch of 2011A 2012A 2013E 2014E 2015E 2016E 2017E 2011A 2012A 2013E 2014E 2015E 2016E 2017E 2011A 2012A 2013E 2014E 2015E 2016E 2017E

eCommerce by Canada US FY2013

REVENUE BRIDGE

$2,000 $99 $1,838 $625 $34

$1,500

$178 $1,000 $902

$500

$0

2012 Revenues Current Comp New Stores (US) New Stores E-Commerce 2017 Revenues Stores (Canada)

Source: Management’s Long Range Plan. Financial results for a stated year represent financials for the 12 month period ending January 31 of the following year.

Confidential 28

DRAFT

INCOME STATEMENT—CURRENT LRP

(US$ in millions, except per share amounts)

Fiscal Year of CAGR 2010A 2011A 2012A 2013E 2014E 2015E 2016E 2017E 2012A-2017E

Total Revenue $635 $760 $902 $1,030 $1,211 $1,394 $1,599 $1,838 15.3%

% Growth 19.8% 18.6% 14.2% 17.6% 15.1% 14.7% 14.9%

Gross Profit $235 $287 $346 $396 $469 $545 $629 $723 15.9%

% Margin 37.0% 37.7% 38.3% 38.4% 38.8% 39.1% 39.3% 39.4%

EBITDA $72 $89 $101 $115 $153 $182 $214 $252 20.0%

% Margin 11.3% 11.8% 11.2% 11.2% 12.6% 13.1% 13.4% 13.7%

Depreciation & Amortization (22) (27) (33) (40) (47) (52) (58) (62)

EBIT $50 $63 $68 $75 $106 $130 $155 $191 22.7%

% Margin 7.9% 8.3% 7.6% 7.3% 8.8% 9.3% 9.7% 10.4%

Net Income $30 $39 $44 $48 $68 $83 $99 $121 22.5%

% Margin 4.8% 5.1% 4.9% 4.7% 5.6% 5.9% 6.2% 6.6%

Earnings Per Share $1.21 $1.55 $1.76 $1.98 $2.79 $3.41 $4.07 $4.99 23.2%

% Growth 28.5% 13.4% 12.5% 40.6% 22.4% 19.1% 22.8%

FD Shares Outstanding (mm) 25.002 25.051 24.903 24.232 24.232 24.232 24.233 24.232

Source: Management’s current Long Range Plan. Financial results for a stated year represent financials for the 12 month period ending January 31 of the following year.

Confidential 29

DRAFT

INCOME STATEMENT—NOVEMBER LRP

(US$ in millions, except per share amounts)

Fiscal Year of CAGR 2010A 2011A 2012E 2013E 2014E 2015E 2016E 2017E 2012E-2017E

Total Revenue $635 $760 $914 $1,050 $1,234 $1,437 $1,668 $1,899 15.7%

% Growth 19.8% 20.3% 14.9% 17.5% 16.4% 16.1% 13.8%

Gross Profit $235 $287 $349 $403 $477 $562 $660 $755 16.7%

% Margin 37.0% 37.7% 38.1% 38.4% 38.7% 39.1% 39.5% 39.8%

EBITDA $72 $89 $105 $124 $152 $187 $226 $265 20.5%

% Margin 11.3% 11.8% 11.4% 11.8% 12.3% 13.0% 13.5% 14.0%

Depreciation & Amortization (22) (27) (33) (38) (45) (51) (57) (60)

EBIT $50 $63 $72 $86 $107 $136 $168 $205 23.3%

% Margin 7.9% 8.3% 7.9% 8.2% 8.7% 9.5% 10.1% 10.8%

Net Income $30 $39 $46 $54 $67 $86 $106 $129 23.1%

% Margin 4.8% 5.1% 5.0% 5.2% 5.5% 6.0% 6.3% 6.8%

Earnings Per Share $1.21 $1.55 $1.83 $2.16 $2.68 $3.41 $4.21 $5.14 23.0%

% Growth 28.5% 17.4% 18.2% 24.3% 27.2% 23.6% 21.9%

FD Shares Outstanding (mm) 25.002 25.051 24.950 25.084 25.084 25.084 25.084 25.084

Source: Management’s November Long Range Plan. Financial results for a stated year represent financials for the 12 month period ending January 31 of the following year.

Confidential 30

DRAFT

DETAILED CAPEX SCHEDULE – CURRENT LRP

(US$ in millions)

Fiscal Year of

2010A 2011A 2012A 2013E 2014E 2015E 2016E 2017E

New Stores (US) (Net) $11.9 $15.7 $19.8 $21.3 $21.6 $21.9 $22.2 $22.5 New Stores (Canada) — — 3.0 6.2 Conversions 4.3 7.1 5.4 6.0 4.1 3.2 3.3 2.3 Maintenance & Other 2.8 0.8 0.6 0.7 1.0 1.2 1.4 1.6 Store Fixtures 2.7 3.7 3.8 4.1 4.3 4.4 4.6 4.8 IT 2.4 4.3 9.5 8.0 9.5 11.5 9.0 9.0 DC/Offices 1.3 2.7 1.4 1.5 1.5 8.0 8.0 4.0 E-Commerce 6.5 0.5 0.5 0.8 1.0 Net Spend Total $25.5 $34.2 $40.5 $48.1 $42.5 $50.7 $52.3 $51.4 Capped TA 15.0 19.4 19.8 19.8 19.8 19.8 19.8 19.8

Gross Spend Total $40.5 $53.6 $60.3 $67.9 $62.3 $70.5 $72.1 $71.2

New Stores (US) 105 120 125 125 125 125 125 125 New Stores (Canada) 15 30 Conversions 31 38 28 20 20 15 15 10

Source: Management’s current Long Range Plan. Financial results for a stated year represent financials for the 12 month period ending January 31 of the following year.

Confidential 31

DRAFT

DETAILED CAPEX SCHEDULE – NOVEMBER LRP

(US$ in millions)

Fiscal Year of

2010A 2011A 2012E 2013E 2014E 2015E 2016E 2017E

New Stores (US) (Net) $11.9 $15.7 $18.2 $18.0 $18.5 $19.0 $19.5 $20.0 New Stores (Canada) 3.0 6.2 8.5 1.0 Conversions 4.3 7.1 5.4 4.0 4.1 3.2 3.3 2.3 Maintenance & Other 2.8 0.8 0.8 0.9 1.0 1.2 1.4 1.6 Store Fixtures 2.7 3.7 4.2 4.1 4.3 4.4 4.6 4.8 IT 2.4 4.3 7.5 13.0 14.0 8.0 9.0 9.0 DC/Offices 1.3 2.7 1.5 1.5 1.5 8.0 8.0 4.0 E-Commerce 3.5 0.5 0.5 0.8 1.0 Net Spend Total $25.5 $34.2 $37.6 $45.0 $46.9 $50.5 $55.1 $43.7 Capped TA 15.0 19.4 19.1 19.1 19.1 19.1 19.1 19.1

Gross Spend Total $40.5 $53.6 $56.7 $64.1 $66.0 $69.6 $74.2 $62.8

New Stores (US) 105 120 125 120 120 120 120 120 New Stores (Canada) 15 30 40 Conversions 31 38 28 20 20 15 15 10

Source: Management’s November Long Range Plan. Financial results for a stated year represent financials for the 12 month period ending January 31 of the following year.

Confidential 32

DRAFT

COMPARABLE COMPANY ANALYSIS – KEY METRICS

Company	% of 52 Week		Market	Ent.	EV/Revenues		EV / EBITDA			P / EPS		EBITDA Margin		
	High	Low	Cap.	Value	2013E	2014E	LTM	2013E	2014E	2013E	2014E	2013E	2014E	PEG
Heat	**92%**	**130%**	**$772**	**$708**	**0.7x**	**0.6x**	**7.0x**	**6.0x**	**5.2x**	**15.2x**	**12.5x**	**11.4%**	**11.8%**	**0.9x**
Teen														
American Eagle	79%	108%	$3,758	$3,127	0.9x	0.8x	5.5x	5.3x	4.7x	12.5x	11.2x	16.6%	17.6%	1.0x
Abercrombie	90%	169%	3,918	3,275	0.7x	0.6x	5.8x	4.9x	4.5x	14.0x	12.1x	13.9%	14.2%	0.7x
Aeropostale	60%	118%	1,089	857	0.4x	0.3x	5.4x	6.4x	5.4x	26.2x	18.4x	5.7%	6.3%	2.6x
Growth Teen														
Zumiez	68%	160%	867	770	1.0x	0.9x	8.1x	7.2x	6.6x	17.2x	14.9x	14.3%	14.0%	1.1x
Tilly's	75%	123%	412	359	0.7x	0.6x	7.5x	6.3x	5.5x	18.5x	16.4x	10.9%	11.1%	1.1x
Teen Peers Median	**75%**	**123%**			**0.7x**	**0.6x**	**5.8x**	**6.3x**	**5.4x**	**17.2x**	**14.9x**	**13.9%**	**14.0%**	**1.1x**
Mid-Cap Retailers Peers														
Jos A Bank	84%	115%	$1,201	$873	0.8x	0.7x	5.6x	4.9x	5.0x	13.4x	12.6x	16.0%	14.3%	NA
CATO	73%	107%	695	507	0.5x	0.5x	4.3x	4.6x	NA	13.0x	12.2x	11.6%	NA	NA
Hot Topic	100%	169%	595	545	0.7x	0.6x	8.5x	7.4x	6.4x	24.3x	20.5x	9.3%	9.9%	0.6x
BEBE	60%	149%	430	273	0.5x	0.5x	NA	NM	8.5x	NM	NM	(0.3%)	6.0%	NA
Destination Maternity	95%	143%	327	322	0.6x	0.6x	6.4x	5.8x	NA	13.3x	12.0x	10.2%	NA	NA
Wet Seal	89%	130%	283	173	0.3x	0.3x	NM	12.8x	5.5x	NM	20.4x	2.4%	5.4%	NA
Christopher & Banks	99%	693%	267	226	0.5x	0.5x	NM	12.7x	8.4x	NM	20.1x	4.0%	5.7%	NA
Casual Male	91%	176%	241	233	0.6x	0.5x	7.4x	12.1x	9.9x	NM	35.0x	4.6%	5.1%	NA
Citi Trends	71%	120%	180	130	0.2x	0.2x	6.4x	5.0x	4.1x	NM	44.9x	4.0%	4.7%	NA
Pacific Sunwear	100%	236%	189	220	0.3x	0.3x	NA	NM	9.8x	NM	NM	0.9%	2.7%	NA
Mid-Cap Peers Median	**90%**	**146%**			**0.5x**	**0.5x**	**6.0x**	**6.6x**	**7.4x**	**13.3x**	**20.3x**	**4.3%**	**5.5%**	**0.6x**

Source: Company Filings, Factset market data as of April 26, 2013
Notes: Financial results for a stated year represent financials for the 12 month period ending January 31 of the following year

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DRAFT

COMPARABLE COMPANY ANALYSIS – KEY METRICS (CONT'D)

Company	% of 52 Week High	% of 52 Week Low	Market Cap.	Ent. Value	EV/Revenues 2013E	EV/Revenues 2014E	EV / EBITDA LTM	EV / EBITDA 2013E	EV / EBITDA 2014E	P / EPS 2013E	P / EPS 2014E	EBITDA Margin 2013E	EBITDA Margin 2014E	PEG
Large-Cap Retailers Peers														
Gap Inc.	98%	150%	$18,012	$17,748	1.1x	1.0x	7.1x	6.9x	6.5x	14.3x	12.9x	15.8%	16.1%	1.3x
Limited Brands	96%	125%	15,152	18,856	1.7x	1.6x	9.1x	8.8x	8.1x	16.2x	14.4x	19.7%	20.3%	1.5x
Urban Outfitters	93%	162%	6,195	5,721	1.8x	1.6x	11.6x	10.1x	8.8x	21.7x	18.4x	18.0%	18.7%	1.4x
Chico's	90%	132%	2,988	2,659	0.9x	0.9x	6.7x	6.1x	5.4x	14.5x	12.6x	15.5%	15.9%	1.1x
Guess? Inc.	79%	120%	2,316	2,004	0.8x	0.7x	5.5x	6.3x	5.6x	15.1x	13.6x	12.3%	13.3%	1.4x
Buckle	93%	132%	2,343	2,199	1.9x	1.8x	7.5x	7.3x	7.0x	13.5x	12.9x	26.1%	26.1%	2.2x
Ann	73%	122%	1,372	1,205	0.5x	0.4x	4.6x	4.2x	3.7x	12.7x	11.0x	11.2%	11.8%	1.2x
Large-Cap Peers Median	**93%**	**132%**			**1.1x**	**1.0x**	**7.1x**	**6.9x**	**6.5x**	**14.5x**	**12.9x**	**15.8%**	**16.1%**	**1.4x**
High-Growth Peers														
Lululemon	91%	142%	$8,399	$7,809	4.8x	3.9x	18.6x	17.0x	13.1x	37.7x	28.9x	28.2%	30.1%	1.8x
Fossil	69%	152%	5,723	5,630	1.8x	1.6x	NA	9.2x	8.3x	15.5x	13.5x	19.2%	19.5%	1.0x
Under Armour	91%	127%	6,095	5,900	2.6x	2.2x	NA	18.5x	14.9x	37.4x	29.6x	14.0%	14.5%	1.8x
TUMI	83%	156%	1,533	1,542	3.2x	2.7x	NA	13.6x	11.3x	25.8x	21.3x	23.6%	24.3%	1.7x
Francesca's	79%	140%	1,332	1,302	3.5x	2.9x	15.3x	12.4x	10.0x	22.5x	18.3x	28.4%	28.7%	0.9x
Vera Bradley	71%	117%	900	906	1.5x	1.4x	7.9x	6.7x	6.2x	12.1x	10.5x	22.9%	22.1%	0.7x
High-Growth Peers Mediar	**81%**	**141%**			**2.9x**	**2.5x**	**15.3x**	**13.0x**	**10.7x**	**24.2x**	**19.8x**	**23.3%**	**23.2%**	**1.3x**
Off-Price Peers														
TJX	99%	123%	$37,808	$36,534	1.3x	1.3x	9.4x	9.4x	8.6x	17.3x	15.4x	14.4%	14.8%	1.5x
Ross Stores	92%	125%	14,713	14,215	1.4x	1.3x	8.9x	8.9x	8.2x	16.9x	15.0x	15.5%	15.6%	1.3x
ASNA	83%	116%	3,060	3,012	0.6x	0.6x	5.6x	5.6x	5.0x	13.0x	10.4x	11.0%	11.9%	NA
Off-Price Peers Median	**92%**	**123%**			**1.3x**	**1.3x**	**8.9x**	**8.9x**	**8.2x**	**16.9x**	**15.0x**	**14.4%**	**14.8%**	**1.4x**
Blended Mean	**85.0%**	**161.0%**			**1.3x**	**1.1x**	**3.0x**	**8.8x**	**7.7x**	**18.8x**	**18.1x**	**13.6%**	**14.6%**	**1.4x**
Blended Median	**90.0%**	**136.0%**			**0.9x**	**0.8x**	**7.1x**	**7.3x**	**7.5x**	**15.8x**	**14.9x**	**14.2%**	**14.4%**	**1.3x**

Source: Company Filings, Factset market data as of April 26, 2013

Notes: Financial results for a stated year represent financials for the 12 month period ending January 31 of the following year

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